                                                                    Exhibit 99.2


(POET LETTERHEAD) PRESS RELEASE

POET HOLDINGS, INC. INCREASES REVENUES TO 2 MIO US-$ IN Q3 2003.

HAMBURG, GERMANY - OCTOBER 21, 2003. Poet Holdings, Inc. (Prime Standard, ISIN:
US7304471094), a leading provider of comprehensive catalog solutions, today announced financial results for the three month period ended September 30, 2003.

"The third quarter 2003 was a huge step forward for Poet. First, we have signed an agreement to merge with Versant, which will strengthen our combined market position enormously. Second, we were able to increase our revenues, in particular our license revenues significantly and at the same time we further reduced our total costs and operating expenses. Third, we have released X-Solutions, the next generation of our catalog solutions product line. And I am especially excited about the fact that this new software enabled us to win two major new customers: DaimlerChrysler, one of the world's leading automotive companies, and also one of the largest electronic market places in Europe", stated Jochen Witte, President and CEO.

Revenues for the third quarter of fiscal 2003 increased 17%, to $2.0 million, as compared with revenues of $1.7 million for the quarter ended June 30, 2003. Revenues from the sale of products for the third quarter of fiscal 2003 increased 29% to $1.1 million as compared with product revenues of $874,000 for the quarter ended June 30, 2003. Of total revenues, 95% were generated in Europe and 5% in other regions. Total costs and operating expenses for the third quarter of fiscal 2003 increased 8% to $3.1 million,.as compared with $2.9 million for the quarter ended June 30, 2003. Included in total costs and operating expenses for the third quarter of fiscal 2003 are $317,000 of costs and expenses related to the merger with Versant which were recorded as G&A expenses.

The operating loss for the third quarter of fiscal 2003 decreased 5% to $1.2 million as compared to the quarter ended June 30, 2003. The net loss for the quarter ended September 30, 2003 was $1.0 million or $0.10 per share, based on weighted average shares outstanding

(POET LETTERHEAD) PRESS RELEASE


of approximately 10,925,000, compared to a net loss of $642,000, or $0.06 per share, for the quarter ended June 30, 2003, based on weighted average shares outstanding of approximately 10,922,000. Other income/expense contains a currency gain of $79,000 created from the appreciation of the Euro against the US-$.

Compared to the quarter ended September 30, 2002 overall revenues increased by 15%, product revenues increased by 36%, total costs and operating expenses decreased by 48%, the operating loss decreased by 73% and net loss decreased by 75%.

The current quarter ended September 30, 2003 compares to the preceding quarter ended June 30, 2003 as follows: License revenues attributable to the catalog solutions product line increased approximately $141,000, or 75%, to $329,000. License revenues attributable to Poet's database product line, FastObjects, increased approximately $112,000, or 16%, to $798,000. Total service revenues increased approximately $31,000, or 4%, to $826,000.

The current quarter ended September 30, 2003 compares to last year's quarter ended September 30, 2002 as follows: License revenues attributable to the catalog solutions product line increased from approximately $309,000 by $20,000, or 7%. License revenues attributable to Poet's database product line, FastObjects, increased from approximately $523,000, by $275,000 or 53%. Total service revenues decreased from approximately $875,000 by $49,000, or 6%.

The Company had cash and cash equivalents of $9.2 million on September 30, 2003. Due to the expected expenses related to the merger with Versant in Q3 and Q4 of 2003, the Company now expects to approach positive operating income in the first quarter of 2004.

(POET LETTERHEAD) PRESS RELEASE


FURTHER INFORMATION:
Poet Holdings, Inc.
Swantje Stoevhase
Investor Relations
Phone: +49 40 60990-0
Fax: +49 40 60990-114
investor@poet.com


ABOUT POET HOLDINGS, INC.

Poet Holdings, Inc. provides comprehensive catalog infrastructure solutions for B2B eCommerce and the Supplier Relationship Management. Leading buying organizations, suppliers and their resellers count on the Poet's catalog platforms to efficiently buy and sell their products online. Offering a unique self-service software for suppliers, the Company is the leading provider of catalog management solutions for electronic marketplaces.

The Company also develops and markets "FastObjects by Poet", the award-winning object database designed for management of complex data in embedded systems and applications.

Poet Holdings, Inc. is headquartered in Hamburg (Germany) and maintains branch offices and strategic partners in Munich, Paris, Tokyo and Foster City (USA). The Company is publicly traded on Frankfurt Stock Exchange under ISIN:
US7304471094. For more information, visit www.poet.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This press release contains forward-looking statements based on current expectations that involve risks and uncertainties, including risks associated with uncertainties pertaining to the timing and level of customer orders, demand for and market acceptance of products and services, development of markets for Poet Holdings, Inc. products and services, the U.S. and global economies, currency exchange fluctuations, revenue projections and other risks identified in Poet Holdings, Inc. SEC filings, including our report filed on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission (SEC). Due to these risks and uncertainties, Poet Holdings, Inc.'s actual results, events and performance may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Poet Holdings, Inc. undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The unaudited financial statements that follow should be read in conjunction with the notes set forth in Poet Holdings, Inc. Form 10-K filed with the United States Securities and Exchange Commission.
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(POET LETTERHEAD) PRESS RELEASE


                      POET HOLDINGS, INC. AND SUBSIDIARIES
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
          (in thousands, except share and par value amounts, Unaudited)

                                ASSETS

                                                                           September 30,   December 31,
                                                                               2003           2002
                                                                           -------------   ------------
Current assets:
    Cash and equivalents                                                    $  9,183       $  9,055
    Short term investments                                                        --          2,981
    Accounts receivable (net)                                                  1,802          1,532
    Inventories and other current assets                                         209            269
                                                                            --------       --------
       Total current assets                                                   11,194         13,837
Property, furniture and equipment, net                                           401            541
Other assets                                                                     939            834
                                                                            --------       --------
Total assets                                                                $ 12,534       $ 15,212
                                                                            ========       ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

    Accounts payable                                                        $    603       $    513
    Accrued liabilities                                                        1,064          1,154
    Restructuring accruals                                                        --            725
    Deferred revenue                                                             547            419
                                                                            --------       --------
       Total current liabilities                                               2,214          2,811
                                                                            --------       --------

Long term obligation                                                              39             --

Stockholders' equity:
    Preferred stock, $0.001 par value; 3,000,000 shares authorized; no
    shares outstanding                                                            --             --
    Common stock, $0.001 par value; 100,000,000 shares authorized
    Shares outstanding:  2003 - 10,924,606; 2002 - 10,893,646                     11             11
    Additional paid in capital                                                66,306         66,291
    Deferred stock compensation                                                   --             --
    Accumulated deficit                                                      (56,859)       (54,533)
    Accumulated other comprehensive income                                       823            632
                                                                            --------       --------
       Total stockholders' equity                                             10,281         12,401
                                                                            --------       --------
Total liabilities and stockholders' equity                                  $ 12,534       $ 15,212
                                                                            ========       ========

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(POET LETTERHEAD) PRESS RELEASE


                      POET HOLDINGS, INC. AND SUBSIDIARIES
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data, Unaudited)

                                                                      Three Months Ended             Nine Months Ended
                                                                         September 30                 September 30
                                                                     2003           2002           2003           2002
                                                                   --------       --------       --------       --------
Revenues:
     Product                                                       $  1,127       $    830       $  3,224       $  3,459
     Consulting and training                                            386            392          1,201            985
     Support and maintenance                                            440            483          1,102          1,390
                                                                   --------       --------       --------       --------
Total revenues                                                        1,953          1,705          5,527          5,834
                                                                   --------       --------       --------       --------
Costs and operating expenses:
     Cost of product                                                     55            143            214            383
     Cost of consulting and training                                    279            288            879            967
     Cost of support and maintenance                                    205            343            613          1,093
     Selling and marketing                                            1,075          1,748          3,210          6,211
     Research and development                                           801          1,067          2,559          3,109
     General and administrative                                         695            586          1,400          1,964
     Restructuring Costs                                                 --          1,773             --          1,773
     Amortization of deferred stock compensation (*)                     --             13             --             65
                                                                   --------       --------       --------       --------
                 Total costs and operating expenses                   3,110          5,961          8,875         15,565
                                                                   --------       --------       --------       --------
Operating loss                                                       (1,157)        (4,256)        (3,348)        (9,731)
                                                                   --------       --------       --------       --------
Other income (expense):
     Interest expense                                                    (1)            (1)            (3)            (2)
     Interest income and other, net                                     111             31          1,035            332
                                                                   --------       --------       --------       --------
     Total other income (expense), net                                  110             30          1,032            330
                                                                   --------       --------       --------       --------
Loss before income taxes                                             (1,047)        (4,226)        (2,316)        (9,401)
Income tax expense                                                       --            (13)           (11)           (58)
                                                                   --------       --------       --------       --------
Net loss                                                           $ (1,047)      $ (4,239)      $ (2,327)      $ (9,459)
                                                                   ========       ========       ========       ========
Other comprehensive income (loss)                                        54            (22)           192            150
                                                                   --------       --------       --------       --------
Comprehensive loss                                                 $   (993)      $ (4,261)      $ (2,135)      $ (9,309)
                                                                   ========       ========       ========       ========
Basic and diluted net loss per share                               $  (0.10)      $  (0.39)      $  (0.21)      $  (0.87)
                                                                   ========       ========       ========       ========
Shares used in computing basic and diluted net loss per share        10,925         10,893         10,921         10,884
                                                                   ========       ========       ========       ========

(*) Amortization of deferred stock compensation
     Cost of consulting and training                               $     --       $      6       $     --       $      8
     Cost of support and maintenance                                     --              3             --              2
     Selling and marketing                                               --             25             --             29
     Research and development                                            --             16             --             18
     General and administrative                                          --              6             --              8
                                                                   --------       --------       --------       --------
                                                                   $     --       $     56       $     --       $     65
                                                                   ========       ========       ========       ========